UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  February 14, 2008

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

                                    (516) 535-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01    Other Events.

Proginet Corporation (the “Company”) intends to hold a Special Meeting of Stockholders (“Special Meeting”) on April 8, 2008.   The purpose of the Special Meeting is to approve proposed amendments (the “Amendments”) to the 2000 Stock Option Plan of Proginet Corporation (the “2000 Plan”) which were adopted, subject to stockholder approval, by the Board of Directors.  The Amendments effect the following changes:

•
Increase in Aggregate Share Limit. The Amendments authorize a 3,000,000 share increase in the number of shares of Proginet common stock $.001 par value (“Common Stock”), available for award grants under the 2000 Plan, from 852,100 shares to 3,852,100 shares.  The 2000 Plan also incorporates awards which have been cancelled or forfeited under prior option plans, but in the aggregate, the number of shares available under the 2000 Plan, including awards from such prior plans, may not exceed 6,000,000 shares after giving effect to the 3,000,000 share increase contemplated by the Amendments.

•	Extension of Term of Plan. The amended version of the 2000 Plan extends the term of the 2000 Plan by five years to October 10, 2015.

The deadline for stockholder proposals to be included in the Company’s Special Meeting Proxy Statement, if eligible to be so included, is February 25,2008.  In connection with any stockholder proposals for the Special Meeting that are not intended to be included in the Special Meeting Proxy Statement, such stockholder proposals will be deemed to be untimely, and proxies solicited through the Special Meeting Proxy Statement may confer discretionary authority on the persons named as proxies therein to vote on such stockholder proposals, if such stockholder proposals are not received by the Company by February 25, 2008.  Stockholder proposals should be delivered to the Company at 200 Garden City Plaza, Suite 220, Garden City, NY 11530,  Attention: Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date: February 14, 2008	By:	/s/ Kevin M. Kelly
	Name:	Kevin M. Kelly
	Title:	President/Chief Executive Officer